CONSENT OF INDEPENDENT PULBIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated September 19, 1997, included in the TII Industries, Inc.'s Form 10-K for the year ended June 27, 1997, and to all references to our firm included in this registration statement.






Arthur Andersen, LLP
San Juan, Puerto Rico
May 14, 1998